UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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Kemper Corporation
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AMENDMENT NO. 1
TO THE PROXY STATEMENT FOR THE KEMPER CORPORATION ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2020

The date of this Amendment is April 30, 2020

The following Amendment No. 1 (“Amendment”) relates to the Proxy Statement (“Proxy Statement”) of Kemper Corporation (“Company” or “Kemper”), dated and filed with the Securities and Exchange Commission (“SEC”) on March 25, 2020 and the Additional Definitive Proxy Soliciting Materials filed with the SEC on April 7, 2020 in connection with the solicitation of proxies by the Board of Directors of Kemper (“Board”) for use at the Company's Annual Meeting of Shareholders (“Annual Meeting”), to be held on Tuesday, May 5, 2020.

The purpose of this Amendment is to amend Proposals 3 and 4 of the Proxy Statement to disclose the votes required to approve each proposal. This Amendment does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board in relation thereto, which are described in the Proxy Statement. Other than to add the disclosures described below, this Amendment does not alter or affect any other information set forth in the Proxy Statement. The Proxy Statement contains important additional information and this Amendment should be read in conjunction with the Proxy Statement.

Amendment to Proxy Statement

The following section is added to the end of Proposal 3, just above the heading “Recommendation of the Board of Directors” on page 57:

Required Vote

If a quorum is present, Proposal 3 will be approved by the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

The following section is added to the end of Proposal 4, just above the “The Board of Directors recommends that you vote “FOR” Proposal 4” on page 64:

Required Vote

If a quorum is present, Proposal 4 will be approved by the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Additional Information
Access to the Annual Meeting on May 5, 2020 at 4:00 p.m. Central Time will be available at www.virtualshareholdermeeting.com/KMPR2020. The Company’s 2020 Proxy Statement and 2019 Annual Report to Shareholders are also available on the Company's website at kemper.com and at proxyvote.com.